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                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            30 Valley Stream Parkway
                        Malvern, Pennsylvania 19355-1481
                                 (640) 640-5800

Direct Dial: (610) 640-5801

                                 March 20, 2000


Board of Directors
DFA Investment Dimensions Group Inc.
1199 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

          We have examined the Articles of Incorporation ("Articles") of DFA Investment Dimensions Group Inc. (the "Fund"), a corporation organized under Maryland law, and its by-laws, both as amended to date, the registration statement filed by the Fund under the Securities Act of 1933, as amended ("Registration Statement"), and such records of the corporate proceedings as we deem material to this opinion.

          As of the date hereof: (i) the Fund is authorized to issue an aggregate of Six Billion (6,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Sixty Million Dollars ($60,000,000); and (ii) in accordance with authority provided in the Articles, the board of directors has divided the authorized shares of common stock into the following thirty-eight (38) classes, and has authorized each such class to issue the number of shares as set forth below.

          The U.S. 9-10 Small Company Portfolio Shares             300,000,000 shares;
          The Japanese Small Company Portfolio Shares              50,000,000 shares;
          The United Kingdom Small Company Portfolio Shares        20,000,000 shares;
          The DFA Five-Year Government Portfolio Shares            100,000,000 shares;
          The Continental Small Company Portfolio Shares           50,000,000 shares;
          The U.S. Large Company Portfolio Shares                  200,000,000 shares;
          The DFA Intermediate Government Fixed Income
                   Portfolio Shares                                100,000,000 shares;
          The DFA Global Fixed Income Portfolio Shares             100,000,000 shares;
          The Large Cap International Portfolio Shares             150,000,000 shares;
          The Pacific Rim Small Company Portfolio Shares           50,000,000 shares;
          The U.S. 6-10 Small Company Portfolio Shares             100,000,000 shares;
          The DFA Real Estate Securities Portfolio Shares          100,000,000 shares;
          The U.S. Large Cap Value Portfolio Shares                200,000,000 shares;

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
          The U.S. 6-10 Value Portfolio Shares                     300,000,000 shares;
          RWB/DFA International High Book to Market
                   Portfolio Shares                                100,000,000 shares;
          The DFA One-Year Fixed Income Portfolio Shares           300,000,000 shares;
          The Emerging Markets Portfolio Shares                    100,000,000 shares;
          VA Large Value Portfolio Shares                          50,000,000 shares;
          VA Global Bond Portfolio Shares                          50,000,000 shares;
          DFA International Small Cap Value
                   Portfolio Shares                                200,000,000 shares;
          VA Small Value Portfolio Shares                          50,000,000 shares;
          VA International Value Portfolio Shares                  50,000,000 shares;
          VA International Small Portfolio Shares                  50,000,000 shares;
          The VA Short-Term Fixed Portfolio Shares                 50,000,000 shares;
          DFA Two-Year Global Fixed Income
                   Portfolio Shares                                200,000,000 shares;
          Enhanced U.S. Large Company Portfolio Shares             100,000,000 shares;
          International Small Company Portfolio Shares             100,000,000 shares;
          Emerging Markets Small Cap Portfolio Shares              100,000,000 shares;
          U.S. 4-10 Value Portfolio Shares                         100,000,000 shares;
          Emerging Markets Value Portfolio Shares                  100,000,000 shares;
          Tax-Managed U.S. 5-10 Value Portfolio Shares             100,000,000 shares;
          Tax-Managed U.S. 6-10 Small Company
                   Portfolio Shares                                100,000,000 shares;
          Tax-Managed U.S. Marketwide Value
                   Portfolio Shares                                100,000,000 shares;
          Tax-Managed DFA International Value
                   Portfolio Shares                                100,000,000 shares;
          Tax-Managed U.S. 5-10 Value Portfolio X Shares           100,000,000 shares;
          Tax-Managed U.S. 6-10 Small Company
                   Portfolio X Shares                              100,000,000 shares;
          Tax-Managed U.S. Marketwide Value
                   Portfolio X Shares                              100,000,000 shares; and
          Tax-Managed DFA International Value
                   Portfolio X Shares                              100,000,000 shares.

          Based upon the above-described examination, it is our opinion that as long as the Fund remains a corporation in good standing under the laws of the state of Maryland, the authorized but unissued shares of each class of stock listed above, when issued for the consideration established by the board of directors, as described in the Registration Statement, will be, under the law of the state of Maryland, legally issued, fully-paid, non-assessable outstanding shares of common stock of the Fund.

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DFA Investment Dimensions Group Inc.
March 20, 2000
Page 3


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference therein to us as counsel who have rendered this opinion.

                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP



                                        By: /s/ Stephen W. Kline
                                            ------------------------------------
                                            Stephen W. Kline